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                                                                    EXHIBIT 24.2


                               POWER OF ATTORNEY


         KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Richard A. Bachmann and John H. Peper, or either of them, his attorneys-in-fact and agents, each with full power of substitution and resubstitution for him in any and all capacities, to sign any or all amendments or post-effective amendments to the Form S-3 Registration Statement filed by Energy Partners, Ltd. on March 14, 2003, with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), including without limitation amendments pursuant to Rule 462(b) under the Act, and to file the same with exhibits thereto and other documents in connection therewith, with the Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitute or substitutes may do or cause to be done by virtue hereof.

         IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 28th day of March, 2003.



                                                      /s/ JERRY D. CARLISLE
                                                      --------------------------
                                                      Jerry D. Carlisle
                                                      Director